Exhibit 99.1

Moving iMage Technologies Announces Executive Succession Plan and Board Member Transition

Industry veteran Francois Godfrey promoted to President and Chief Operating Officer and appointed to the Company’s Board of Directors

Moving iMage Technologies $MITQ, (NYSE American: MITQ) (“MiT”) , a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced a strategic executive succession plan as part of the Company’s ongoing commitment to governance and leadership continuity. As part of this initiative, Francois Godfrey has been promoted to President and Chief Operating Officer and was appointed to MiT’s Board of Directors, effective immediately. Godfrey succeeds Phil Rafnson, who will retain his role of Chairman and CEO, as President. The introduction of the Chief Operating Officer position reflects MiT’s focus on operational excellence and its strategic growth initiatives.

Phil Rafnson, CEO and Chairman, commented:

“Succession planning is fundamental to our strategy, ensuring sustained growth and resilience over the long term. As we enter the next phase of our journey as a public company, Francois’ depth of experience is precisely aligned with MiT's vision for the future. I chose to promote him now to enable us to more quickly elevate our business and better serve our customers and shareholders. With Francois' expertise in strategic planning, business development and customer-driven innovation, I am confident in his ability to guide MiT into its next chapter, driving continued success and value creation.”

Francois Godfrey, President and COO, commented:

“I am honored to take on the role of President and COO at this pivotal time for Moving iMage Technologies. I am grateful to Phil for this opportunity and look forward to working closely with him and our exceptional team to drive forward the initiatives we’ve set in motion. Together, we’ll be focusing on accelerating revenue growth, expanding our margins and delivering operational excellence. Our commitment to innovation and efficiency will continue to be central to our strategy as we enhance our offerings and create lasting value for our customers and shareholders.”

With over 20 years of experience in business development, sales and strategic planning, Godfrey has a proven track record in leading high-performing teams, driving revenue growth and fostering customer relationships. Since joining MiT in early 2022 as Vice President of Business Development and Sales, he has been a key player in the Company’s long-term growth initiatives designed to accelerate revenue growth and increase gross margins. His previous roles include leadership positions at Christie Digital Systems, Barco, Ballentyne Strong and QSC Audio, where he successfully executed complex sales strategies, developed international partnerships and managed multi-million dollar business units within competitive technology markets.

Board of Directors Transition

In conjunction with the succession planning process, the Company also announced that Bevan Wright, Executive Vice President of Operations, will transition from his role on the Board of

Directors to actively serve in an advisory board capacity. Mr. Wright will continue in his existing role as EVP of Operations, maintaining his leadership in the Company’s day-to-day operational strategies. This transition will allow him to remain actively engaged with the Board, providing strategic insights and guidance in a non-voting capacity while focusing on his operational responsibilities.

About Moving iMage Technologies

Moving iMage Technologies (NYSE American: MITQ) is a leading provider of technology, products, and services for the Motion Picture Exhibition industry, with expanding ventures into live entertainment venues and Esports. We design and manufacture a wide range of proprietary products in-house, including developing potentially disruptive SaaS and subscription-based solutions. Committed to excellence and innovation, Moving iMage Technologies aims to revolutionize the out of home entertainment experience with cutting-edge technology and superior service.

For more information, visit www.movingimagetech.com .

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View source version on businesswire.com: https://www.businesswire.com/news/home/20241031927562/en/

Moving iMage Technologies Investor Relations and Media Contacts:
Brian Siegel, IRC®, M.B.A.
Vice President, Strategic Communications and Investor Relations, MiT
Senior Managing Director, Hayden IR
(346) 396-8696
brian@haydenir.com